Exhibit 5.1


                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017


                                  212-450-4000





                                                                 March 12, 2003




International Paper Company
400 Atlantic Street
Stamford, Connecticut 06921

Ladies and Gentlemen:

         We have acted as counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by International Paper Company (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of up to $6,070,000,000 aggregate principal amount of
(i) senior debt securities and subordinated debt securities issued directly or to a Trust referred to below (collectively, the "Debt Securities"); (ii) preferred stock, par value $1.00 per share (the "Preferred Stock") of the Company; (iii) common stock, par value $1.00 per share (the "Common Stock") of the Company; (iv) preferred stock depositary shares (the "Depositary Shares") of the Company to be evidenced by depositary receipts issued pursuant to a deposit agreement (the "Deposit Agreement"); (v) trust preferred securities (the "Trust Preferred Securities") of International Paper Capital Trust IV and International Paper Capital Trust VI, each a statutory business trust created under the Business Trust Act of the State of Delaware (each, a "Trust" and, collectively, the "Trusts"); (vi) guarantees of the Trust Preferred Securities by the Company (the "Guarantees"); (vii) warrants to purchase Debt Securities, Preferred Stock and Common Stock of the Company (the "Warrants") and (viii) stock purchase units (the "Stock Purchase Units") each consisting of (a) stock purchase contracts to purchase an indeterminate number of shares of Common Stock, preferred stock or despoitory shares of the Company (the "Stock Purchase Contracts"); (b) warrants; and/or (c) either Trust Preferred Securities, Debt Securities or debt obligations of a third party including U.S. treasury securities, other stock purchase contracts or common stock. The senior Debt Securities are to be issued pursuant to an indenture (the "Senior Debt Indenture") between the Company and the Bank of





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International Paper Company                   2                  March 12, 2003


New York, as trustee. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Debt Indenture") between the Company and the Bank of New York, as trustee. The Bank of New York in its capacity as trustee under the Senior Debt Indenture and the Subordinated Debt Indenture is referred to herein as the "Trustee" and the Senior Debt Indenture and Subordinated Debt Indenture are sometimes referred to herein collectively as the "Indentures".

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         On the basis of the foregoing, we are of the opinion that:

           1. When (i)(A) any supplemental indenture to the Senior Debt Indenture that has been entered into in connection with the issuance of any Debt Security has been duly authorized, executed and delivered by the Trustee and the Company or (B) the Subordinated Debt Indenture and any supplemental indenture to the Subordinated Debt Indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the Trustee and the Company, (ii) the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and (iii) such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

           2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of New York of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance





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International Paper Company                   3                  March 12, 2003


with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

           3. When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

           4. When the Deposit Agreement has been duly authorized and executed by the parties thereto, and Preferred Stock has been deposited thereunder, any Depositary Shares when issued in accordance with the terms thereof will be valid and binding instruments in accordance with their terms and the terms of the Deposit Agreement.

           5. When the Guarantees have been duly authorized by the Company, the applicable Guarantee Agreement has been duly executed and delivered and the Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

           6. When the Warrants have been duly authorized by the Company and the applicable Warrant Agreement and the applicable Warrant Certificate have been duly executed and delivered, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter





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International Paper Company                   4                  March 12, 2003


in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

           7. When the Stock Purchase Units and Stock Purchase Contracts have been duly authorized by the Company, the applicable Purchase Contract Agreement and Pledge Agreement have been duly executed and delivered, the Stock Purchase Units and Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Validity of Securities" in the prospectus contained in the Registration Statement.







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International Paper Company                   5                  March 12, 2003

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                                       Very truly yours,

                                                       /s/ Davis Polk & Wardwell